SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )

      Filed by the Registrant [X]

      Filed by a Party other than the Registrant [ ]

      Check the appropriate box:

[ ] Preliminary Proxy Statement	[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

      [X] Definitive Proxy Statement

      [ ] Definitive Additional Materials

      [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Antex Biologics Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      [X] No fee required.

      [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

      [ ] Fee paid previously with preliminary materials.

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:

      (2) Form, schedule or registration statement no.:

      (3) Filing party:

      (4) Date filed:

ANTEX BIOLOGICS INC.

300 Professional Drive
Gaithersburg, Maryland 20879

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 20, 2001

      The Annual Meeting of Stockholders of Antex Biologics Inc. (the “Company”) will be held on Wednesday, June 20, 2001, at 10:00 a.m. local time, at the Courtyard by Marriott Gaithersburg, 805 Russell Avenue, Gaithersburg, Maryland, for the following purposes.

1.	To reelect Charles J. Coulter and V. M. Esposito to the Board of Directors to serve as Class III directors for three-year terms;

2.	To ratify the appointment of Richard A. Eisner & Company, LLP as the independent public accountants to audit the Company’s accounts for the fiscal year ending December 31, 2001; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on April 23, 2001 as the record date for determining stockholders entitled to notice of and to vote at the meeting. A complete list of stockholders entitled to vote at the meeting will be open to examination by stockholders for any purpose germane to the meeting during normal business hours at the Company’s offices at 300 Professional Drive, Gaithersburg, Maryland 20879.

By Order of the Board of Directors

GREGORY C. ZAKARIAN
Secretary

April 30, 2001

      WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE THE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

ITEM 1. ELECTION OF TWO DIRECTORS
ITEM 2. RATIFICATION OF APPOINTMENT OF AUDITORS

Antex Biologics Inc.

300 Professional Drive
Gaithersburg, Maryland 20879

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To be Held

June 20, 2001

      This Proxy Statement is furnished to the stockholders of Antex Biologics Inc., a Delaware corporation (the “Company”), in connection with the solicitation by the Board of Directors of proxies for use at the Annual Meeting of Stockholders of the Company to be held on June 20, 2001, and any adjournment or adjournments thereof. A copy of the notice of meeting accompanies this Proxy Statement. It is anticipated that the mailing of this Proxy Statement and enclosed form of proxy will commence on or about April 30, 2001.

      Only stockholders of record at the close of business on April 23, 2001, the record date for the meeting, will be entitled to notice of and to vote at the meeting. On the record date, the Company had issued and outstanding 12,234,680 shares of Common Stock, which are the only securities of the Company entitled to vote at the meeting. Each outstanding share of Common Stock is entitled to one vote.

      A quorum for the meeting requires the presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock. Assuming a quorum is present, the Company will submit to a vote of the stockholders a proposal to elect two directors and a proposal to ratify the appointment of Richard A. Eisner & Company, LLP as the independent public accountants to audit the Company’s accounts for the year ending December 31, 2001. Directors will be elected by a plurality of the votes cast by stockholders present or represented and entitled to vote at the meeting. The affirmative vote of the holders of at least a majority of the issued and outstanding shares of Common Stock present or represented and entitled to vote at the Annual Meeting is required for the ratification of the appointment of the auditors.

      Abstentions will have no effect on the outcome of the vote for the election of the directors. For purposes of a vote for the ratification of the appointment of auditors for the current fiscal year, which requires the affirmative vote of a majority of the shares present or represented and entitled to vote, shares as to which a holder abstains from voting effectively constitute “no” votes since such shares nevertheless are considered present at the meeting. Shares held in “street name” by a broker or nominee who has indicated the absence of discretionary authority to vote such shares (a “broker non-vote”) are not counted as shares entitled to vote on such matter.

      A stockholder who executes a proxy may revoke it by giving written notice to the Secretary of the Company at any time before the proxy is voted. Attendance at the meeting will not have the effect of revoking a proxy unless the stockholder notifies the Secretary of the meeting in writing prior to the voting of the proxy.

      The Board of Directors does not know of any matter, other than those described herein, that is expected to be presented for consideration at the meeting. However, if other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote the shares represented by such proxy on any such matter in accordance with their best judgment. All proxies received pursuant to this solicitation will be voted except as to matters where authority to vote is specifically withheld. If no instructions are given, the persons named in the enclosed proxy intend to vote for the nominees for reelection as directors as set forth below, and for the ratification of the auditors.

      The Company will bear the cost of soliciting proxies, including the cost of mailing the proxy material, and will reimburse banks, brokers and other custodial nominees and fiduciaries for the costs of supplying the proxy material to beneficial owners of the Common Stock. Directors, officers, and regular employees of the Company (who will not be specifically compensated for such service) also may solicit proxies in person or by telephone.

      The 2000 Annual Report to Stockholders is enclosed herewith. The Annual Report, which includes financial statements, does not form any part of the proxy solicitation materials.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

      The following table sets forth certain information as of April 23, 2001 regarding the beneficial ownership of the Company’s Common Stock by (i) each person known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group. The persons named in the table below have advised the Company that they have sole voting power and sole investment power with respect to all shares of Common Stock shown as beneficially owned by them, except as otherwise indicated.

	Number of Shares
	of Common Stock		Percentage
Name and Address(1)	Beneficially Owned(2)		of Class(2)

Harbor Trust	1,906,582	(3)	15.58%
418 I Street
New York, New York 11230

GlaxoSmithKline Biologicals Manufacturing s.a.	1,390,392	(4)	11.36%
Rue de L’Institut 89
B-1330 Rixensart, Belgium

First Lincoln Holdings, Inc.	909,090	(5)	7.16%
1001 Jefferson Plaza, Suite 200
Wilmington, Delaware 19801

CHL Medical Partners, L.P.	726,060	(6)	5.74%
1055 Washington Boulevard
Stamford, Connecticut 06901

V. M. Esposito, Ph.D.	652,300	(7)(8)	5.06%

Charles J. Coulter	44,460	(9)	*

Robert L. Curry	13,966	(10)	*

Donald G. Stark	48,203	(9)	*

Larry R. Ellingsworth, Ph.D.	65,000	(10)	*

Theresa M. Stevens	0		*

Gregory C. Zakarian	145,186	(11)	1.17%

All directors and executive officers (10 persons in group)	1,039,115	(12)	7.84%

*	Less than 1%.

(1)	The address for all of the named individuals is c/o Antex Biologics Inc., 300 Professional Drive, Gaithersburg, MD 20879, unless otherwise indicated.

(2)	Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individuals or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or group shown in the table.

(3)	The number of shares of Common Stock shown as beneficially owned is based solely on transactions between the Company and Harbor Trust. See “ Certain Relationships and Related Party Transactions.”

(4)	Based on information contained in Amendment No. 2 to a Schedule 13D, dated June 9, 2000, filed with the Securities and Exchange Commission by GlaxoSmithKline Biologicals Manufacturing s.a. (“GSK Bio”) and on subsequent written advice furnished to the Company by GSK Bio. Does not include 173,237 additional shares of Common Stock issuable upon the exercise of a warrant to which GSK Bio claims it is entitled, but which the Company disputes. See “Certain Relationships and Related Party Transactions.”

(5)	The number of shares of Common Stock shown as beneficially owned is based solely on information contained in a Schedule 13G, dated March 23, 2000, filed by First Lincoln Holdings, Inc. (“FLH”) and the Company’s knowledge of transactions between the Company and FLH. Includes 454,545 shares of Common Stock issuable upon the exercise of immediately exercisable warrants. See “Certain Relationships and Related Party Transactions.”

(6)	The number of shares of Common Stock shown as beneficially owned is based solely on information contained in a Schedule 13G, dated March 23, 2000, filed by CHL Medical Partners, L.P. (“CHL”) and on the Company’s knowledge of transactions between the Company and CHL. Includes 423,030 shares of Common Stock issuable upon the exercise of immediately exercisable warrants. See “Certain Relationships and Related Party Transactions.”

(7)	Includes 644,667 shares issuable upon the exercise of options.

(8)	Includes 4,000 shares owned by a trust of which Dr. Esposito’s wife is sole trustee and as to which he disclaims beneficial ownership.

(9)	Includes 41,060 shares issuable upon the exercise of options.

(10)	Consists solely of shares issuable upon the exercise of options.

(11)	Includes 145,166 shares issuable upon the exercise of options.

(12)	Includes 1,020,919 shares issuable upon the exercise of options.

ITEM 1.

ELECTION OF TWO DIRECTORS

      The Board of Directors of the Company is divided into three classes, which are required to be as nearly equal in size as possible. Directors are elected for three-year terms. At the 1998 Annual Meeting, Charles J. Coulter and V. M. Esposito, Ph.D. were reelected as Class III directors (terms to expire at the 2001 Annual Meeting). At the 1999 Annual Meeting, Robert L. Curry was reelected as a Class I director (term to expire at the 2002 Annual Meeting). At the 2000 Annual Meeting, Donald G. Stark was reelected as a Class II director (term to expire at the 2003 Annual Meeting). At the 2001 Annual Meeting, the stockholders will elect two Class III directors, whose terms will extend until the 2004 Annual Meeting.

      The Board of Directors has nominated Charles J. Coulter and V. M. Esposito for reelection as Class III directors. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for the nominees will be voted (unless either of the nominees is unable or unwilling to serve) for the election of the nominees as Class III directors. The Board of Directors knows of no reason why either nominee will be unable or unwilling to serve, but if this should be the case, the persons named in the proxy will have the authority to vote the proxy for the election of a replacement nominee selected by the Board of Directors.

Nominees, Continuing Directors and Executive Officers

      The names of the nominees for election as directors, each continuing director, and each executive officer, and each such individual’s age, positions and offices held with the Company, years of service as a director, if applicable, principal occupation and business experience during the past five years, and any certain other directorships held is set forth below. The following descriptions are based on information provided by such persons.

      V. M. ESPOSITO, PH.D., age 60, has served as Chief Executive Officer and a director of the Company since May 1992. From May 1992 until July 31, 2000, he also held the position of President of the Company. In July 1992, Dr. Esposito was elected Chairman of the Board of Directors. From April 1987 until joining the Company, Dr. Esposito was the Founder and served as the President and Chief Executive Officer of Theracel Corporation, a privately owned biotechnology company.

      CHARLES J. COULTER, age 75, has been a director of the Company since October 1992. Mr. Coulter was President of American Research and Development, a venture capital organization, from 1973 until his retirement in June 1992.

      ROBERT L. CURRY, age 68, has been a director of the Company since March 1999. From January 1999 until his retirement in March 2001, Mr. Curry was Chairman of MPE Communications, a division of McCann Ericson Health Care, a division of Inter Public Group (IPG). From 1981 to December 1998, Mr. Curry was Chairman and CEO of MPE Communications Inc., a privately held health care education company. Mr. Curry also retired in March 2001 as a Director and the Chief Executive Officer of Curry, Martin, and Schiaveli, Inc., another division of McCann Ericson Health Care.

      DONALD G. STARK, age 74, has been a director of the Company since October 1992. From September 1987 until his retirement in September 1992, Mr. Stark served as the Vice-Chairman of the Board of Nova Pharmaceutical Corporation.

      STEPHEN N. KEITH, MD, MSPH, age 49, has served as President and Chief Operating Officer of the Company since July 31, 2000. From 1995 to June 2000, Dr. Keith was Vice President, Marketing and Sales of North American Vaccine, Inc. From 1990 to 1995, he held various positions at Merck & Co. Inc. culminating as Senior Director, Health Strategies.

      W.  JAMES JACKSON, PH.D., age 46, has served as Vice President, Research of the Company since November 1, 2000. Prior to being promoted to that position, Dr. Jackson had been Director, Molecular Biology of the Company since March 1994. Before joining the Company, he was a Senior Research Molecular Biologist at W. R. Grace & Co.

      KYLE W. KEESE, age 39, has served as Vice President, Business Development of the Company since March 12, 2001. From 1994 to February 2001, Mr. Keese held various positions at IGEN International, Inc. culminating with the position of Director, Business Development. Prior to joining IGEN, he held various positions at Abbott Laboratories.

      GREGORY C. ZAKARIAN, CPA, age 52, has served as Vice President, Finance and Administration, Chief Financial Officer and Treasurer of the Company since September 1992. He has served as Secretary of the Company since November 1993, and as Assistant Secretary of the Company from September 1992 until October 1993. Prior to September 1992, Mr. Zakarian was a partner with an international CPA firm.

      The Compensation Committee of the Board of Directors reviews and makes recommendations to the Board on matters relating to employee compensation and benefits, determines the compensation of the officers and other key employees, and administers the Stock Option Plan. The current members are Charles J. Coulter, Robert L. Curry and Donald G. Stark (Chair). The Company does not have a nominating committee. During 2000, the Compensation Committee met 4 times.

      The Audit Committee of the Board of Directors, currently consisting of Charles J. Coulter (Chair), Robert L. Curry and Donald G. Stark, oversees the appointment and reappointment of independent auditors for the Company from time to time and addresses matters of accounting policy with such auditors. The Audit Committee also oversees management’s response to and implementation of accounting policy and practice recommendations. The Audit Committee is responsible for the reporting of significant events to the Board of Directors with respect to the above audit issues.

      The Audit Committee reviews the financial reporting process, the system of internal controls, the audit process and the process for monitoring compliance with laws and regulations. The Company’s management is responsible for preparing the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. The Audit Committee is responsible for overseeing the conduct of these activities by the Company’s management and independent auditors and reports to and acts on behalf of the Board of Directors. Each of the Audit Committee members satisfies the definition of independent director under the applicable rules of the American Stock Exchange. The Board of Directors adopted a written charter for the Audit Committee on June 22, 2000, which is attached to this Proxy Statement as Appendix I. The Audit Committee met 3 times during 2000.

Report of the Audit Committee

      The Audit Committee has reviewed the Company’s audited financial statements and discussed such statements with management. The Audit Committee has discussed with Richard A. Eisner & Company, LLP, the Company’s independent auditors for the fiscal year ended December 31, 2000, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees, as amended). The Audit Committee received from Richard A. Eisner & Company, LLP the written disclosures required by Independence Standards Board Standard No. 1 and discussed with Richard A. Eisner & Company, LLP its independence. Based on the review and discussions noted above, the Audit Committee has recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year 2000 for filing with the U.S. Securities and Exchange Commission.

Charles J. Coulter, Chair
Robert L. Curry
Donald G. Stark

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires that each of the Company’s directors and executive officers, and any beneficial owner of more than 10% of the Company’s Common Stock, file with the Securities and Exchange Commission (the “SEC”) initial reports of beneficial ownership of the Common Stock and reports of change in beneficial ownership of the Common Stock. Such persons also are required by SEC regulations to furnish the Company with copies of all such reports. Based solely on the Company’s review of the copies of such reports furnished to it for the year ended December 31, 2000, and on the written representations made by such persons that no other such reports are required, the Company is not aware of any noncompliance with Section 16(a) during 2000.

EXECUTIVE COMPENSATION

      The following table sets forth information for each of the Company’s last three fiscal years concerning the compensation earned by each of the Company’s executive officers whose compensation, consisting of salary and bonuses, exceeded $100,000 for the year ended December 31, 2000 (the “named executive officers”). Securities underlying options have been adjusted to give effect to a one-for-five reverse stock split (the “Reverse Stock Split”).

SUMMARY COMPENSATION TABLE

					Long-Term Compensation

		Annual
		Compensation			Awards		Payouts

						Securities
				Other	Restricted	Underlying
				Annual	Stock	Options/	LTIP	All Other
Name and Principal		Salary	Bonus	Compensation	Awards	SARs	Payouts	Compensation
Position	Year	($)	($)	($)	($)	(#)	($)	($)

V. M. Esposito, Ph.D.	2000	366,680	100,000	—	—	340,000	—	—
Chief Executive Officer	1999	350,000	—	—	—	—	—	9,215
	1998	325,000	—	—	—	100,000	—	36,858

L. R. Ellingsworth, Ph.D.	2000	161,005	—	—	—	—	—	—
Vice President,	1999	155,056	—	—	—	20,000	—	—
Research and Development(1)	1998	145,839	—	—	—	30,000	—	—

T. M. Stevens	2000	105,005	10,000	—	—	—	—	—
Vice President,	1999	134,751	—	—	—	20,000	—	—
Corporate Development(2)	1998	129,254	—	—	—	30,000	—	—

G. C. Zakarian	2000	163,255	15,000	—	—	—	—	—
Chief Financial Officer	1999	154,672	—	—	—	20,000	—	3,340
	1998	148,339	—	—	—	30,000	—	13,360

(1)	Dr. Ellingsworth’s employment with the Company terminated on March 30, 2001.

(2)	Ms. Steven’s employment with the Company terminated on September 29, 2000.

      The following table sets forth individual grants of stock options to the named executive officers during the year ended December 31, 2000, as adjusted to give effect to the Reverse Stock Split.

OPTION GRANTS IN 2000

				Market Price per
	Number of Securities	Percent of Total Options		Share at Date
	Underlying Options	Granted to Employees in	Exercise Price	of Grant	Expiration
Name	Granted (#)(1)	Fiscal Year	($/Share)	($/Share)	Date

V.M. Esposito, Ph.D.	140,000	30.4%	3.60	7.20	04/14/10
	200,000	43.5%	3.38	3.38	11/16/10

(1)	Options vest ratably on a monthly basis over the 48 months following date of grant.

      The following table sets forth information concerning stock options exercised during 2000 and the value of unexercised stock options held at December 31, 2000 by the named executive officers, as adjusted to give effect to the Reverse Stock Split.

AGGREGATED OPTION EXERCISES IN 2000

AND YEAR-END OPTION VALUES

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Shares Acquired		Options at Year-End (#)		At Fiscal Year End ($)(1)
	on Exercise	Value	Exercisable (E)/		Exercisable (E)/
Name	(#)	Realized ($)	Unexercisable (U)		Unexercisable (U)

V. M. Esposito, Ph.D.	0	—	589,667	(E)	39,300	(E)
			358,331	(U)	28,500	(U)

L. R. Ellingsworth, Ph.D.	0	—	58,750	(E)	7,000	(E)
			41,250	(U)	5,900	(U)

T. M. Stevens	23,375	43,788	0	(E)	0	(E)
			0	(U)	0	(U)

G. C. Zakarian	0	—	137,666	(E)	11,500	(E)
			30,000	(U)	8,500	(U)

(1)	Market value of securities underlying in-the-money options at the end of fiscal year 2000 (based on $1.88 per share, the closing sales price of the Common Stock at December 31, 2000), minus the exercise price.

Compensation of Directors

      Only directors who are not employees of the Company are compensated for their services as directors. Each nonemployee director is paid an annual retainer of $10,000 as compensation for services. Additionally, each nonemployee director is paid $1,000 for each meeting of the Board of Directors that he attends and $500 for each meeting of a committee of the Board attended in person and held separately. Directors also are reimbursed for their expenses incurred in attending Board and committee meetings.

      Under the 1992 Directors’ Stock Option Plan (the “Directors’ Plan”), each member of the Board of Directors of the Company who is not an employee of the Company qualifies to participate in the Directors’ Plan. Upon initial election of the Board, a director is granted an option to purchase the number of shares of Common Stock equal to $20,000 ($10,000 if elected on or after the six-month anniversary of the most recent annual stockholders meeting) divided by the greater of the market price of the Common Stock on the date of grant and $0.50. At the time of reelection to serve or upon continuing to hold office for the following year, a director is granted an additional option to purchase the number of shares of Common Stock equal to $20,000 divided by the greater of the market price of the Common Stock on the date of the grant and $0.50. For directors who have served for at least three years, this basic annual grant is supplemented every third year by an additional grant of an option to purchase a number of shares of Common Stock equal to 150% of the number of shares covered by the basic grant. Vesting occurs quarterly in four equal installments over a period of one year following the date of grant. All stock options granted under the Directors’ Plan have a five-year term.

Employment Contracts

      Dr. Esposito entered into an agreement with the Company that commenced January 1, 2001 and expires on December 31, 2005. The agreement requires Dr. Esposito to devote his entire business time to the Company, not to compete with the Company for a period of two years after termination of employment with the Company and to assign to the Company all rights to technology discovered by him during his employment. The agreement provides for an annual base salary of $400,000 effective January 1, 2001. Dr. Esposito also is eligible to receive bonuses as determined by the Board. The agreement provides for termination by the Company on thirty-six months’ prior notice or without notice upon payment of severance equal to thirty-six months’ salary and any bonus to which he would have been entitled.

      Dr. Ellingsworth was employed under an agreement with the Company that commenced December 1, 1998 and would have expired on November 30, 2001. Dr. Ellingsworth’s agreement required him to devote his entire business time to the Company, not to compete with the Company for a period of two years after termination of employment with the Company and to assign to the Company all rights to technology discovered by him during his employment. The agreement provided for an annual base salary of $161,000 through November 30, 2000, and thereafter was subject to adjustment by the Board, provided that it was not less than the prior year’s base salary. Dr. Ellingsworth also was eligible to receive bonuses as determined by the Board. Dr. Ellingsworth’s employment terminated on March 30, 2001.

      Ms. Stevens was employed under an agreement with the Company that commenced October 1, 1997 and expired on September 30, 2000. Ms. Stevens’ agreement required her to devote her entire business time to the Company, not to compete with the Company for a period of two years after termination of employment with the Company and to assign to the Company all rights to technology discovered by her during her employment. The agreement provided for an annual base salary of $140,000 through September 30, 2000. Ms. Stevens also was eligible to receive bonuses as determined by the Board. Ms. Steven’s employment terminated on September 29, 2000.

      Mr. Zakarian is employed under an agreement with the Company, which commenced May 1, 1998 and extends automatically for an additional three years on April 30, 2001. Mr. Zakarian’s agreement requires him to devote his entire business time to the Company, not to compete with the Company for a period of two years after termination of employment with the Company and to assign to the Company all rights to technology discovered by him during his employment. The agreement provides for an annual base salary of $167,000 through April 30, 2001, and thereafter is subject to adjustment by the Board, provided that it is not less than the prior year’s base salary. Mr. Zakarian also is eligible to receive bonuses as determined by the Board. The agreement provides for termination by the Company on twelve months’ prior notice or without notice upon payment of severance equal to twelve months’ salary and any bonus to which he would have been entitled. The agreement also provides that if Mr. Zakarian is terminated within one year of a “change in control”, related to such change in control, then he will receive salary and benefits for a period of twelve months, net of any employment earnings he may receive from other sources during the twelve-month period.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

GlaxoSmithKline

      In September 1999, the Company entered into an Omnibus Agreement with SmithKline Beecham Biologicals Manufacturing s.a. (now “GlaxoSmithKline Bio” or “GSK Bio”) and its affiliate SmithKline Beecham plc (now “GSK”). Pursuant to the Omnibus Agreement, (i) MicroCarb Human Vaccines Inc., the joint venture between the Company and GSK (“MCHV”), was dissolved and GSK Bio’s 26.25% equity interest in the joint venture was converted into 719,052 shares of Common Stock of the Company and (ii) the Company and GSK entered into a Research and Development, Research Support and License Agreement,

dated as of September 13, 1999 (the “New License Agreement”), which replaced an earlier license agreement among the Company, SmithKline Beecham Corporation and MCHV.

      Under the New License Agreement, the Company has licensed to GSK potential prophylactic or therapeutic vaccine products relating to several specified disease indications. The Company is entitled to receive milestone payments and royalties tied to commercial development and sale of the products, and to be reimbursed for any services to be provided by the Company that the parties may agree upon. In 2000, the Company recognized revenue of $177, 014 for the reimbursement of expenses, pursuant to the New License Agreement.

      In connection with the termination of the joint venture, the Company issued to GSK Bio an Amended and Restated Warrant (the “New Warrant”), which entitled GSK Bio to purchase, at an exercise price of $1.85 per share, 773,154 shares of Common Stock. In 2000, GSK effected a cashless exercise of the New Warrant resulting in the issuance to GSK Bio in May 2000 of 699,041 shares of the Company’s Common Stock. GSK Bio has claimed that the number of shares issuable upon the exercise of the New Warrant should have been increased by an additional 173,237 shares of Common Stock in consideration for a research and development payment made to the Company by GSK. The Company disputes this claim.

      All references in this section to numbers of shares of Common Stock and to exercise prices have been adjusted to reflect the Reverse Stock Split.

Private Placement

      On March 15, 2000, the Company completed an equity financing in which it raised gross proceeds of $15,293,790. The participants in the offering included:

•	Harbor Trust, which purchased, for an aggregate purchase price of $3,305,000, (i) Class A Units, consisting of 110,606 shares of Common Stock and Class A Warrants, with a term of five years and exercisable to purchase an aggregate of 110, 606 shares of Common Stock at an exercise price of $7.50 per share, and (ii) Class B Units, consisting of shares of Series A Convertible Preferred Stock convertible into 890,909 shares of Common Stock and Class B Warrants, with a term of five years and exercisable to purchase an aggregate of 890,909 shares of Common Stock at an exercise price of $7.50 per share. In addition, Harbor Trust, as consideration for services rendered as a finder in connection with the private placement, received (i) additional Class B Units, consisting of shares of Series A Convertible Preferred Stock convertible into 333,333 shares of Common Stock and Class B Warrants, with a term of five years and exercisable to purchase an aggregate of 333,333 shares of Common Stock at an exercise price of $7.50 per share, (ii) Class C Warrants, with a term of five years and exercisable to purchase an aggregate of 519,818 shares of Common Stock at an exercise price of $3.30 per share, and (iii) Class D Warrants, with a term of five yeas and exercisable to purchase an aggregate of 519,818 shares of Common Stock at an exercise price of $7.50 per share. On August 10, 2000, Harbor Trust, at the request of the Company, exchanged all of its Class A Warrants, Class B Warrants, Class C Warrants and Class D Warrants for an aggregate of 571,734 shares of Common Stock. On April 16, 2001, Harbor Trust converted all of its shares of Series A Convertible Preferred Stock into an equal number of shares of Common Stock.

•	First Lincoln Holdings, Inc., which purchased, for an aggregate purchase price of $1,500,000, Class A Units, consisting of 454,545 shares of Common Stock and Class A Warrants, with a term of five years and exercisable to purchase an aggregate of 454,545 shares of Common Stock at an exercise price of $7.50 per share.

•	CHL Medical Partners, L.P., which purchased, for an aggregate purchase price of $1,000,000, Class A Units, consisting of 303,030 shares of Common Stock and Class A Warrants, with a term of five years and exercisable to purchase an aggregate of 303,030 shares of Common Stock at an exercise price of $7.50 per share. In addition, CHL Medical Partners, L.P., as consideration for services rendered as a finder in connection with the private placement, received (i) Class C Warrants, with a term of five years and exercisable to purchase an aggregate of 60,000 shares of Common Stock at an exercise price of $3.30 per share, and (ii) Class D Warrants, with a term of five years and exercisable to purchase an aggregate of 60,000 shares of Common Stock at an exercise price of $7.50 per share.

      All references in this section to numbers of shares of Common Stock and to exercise prices have been adjusted to reflect the Reverse Stock Split.

      Pursuant to a Registration Rights Agreement, the Company has registered for resale by the purchasers thereof, (i) the shares of Common Stock issued in the private placement, (ii) the shares of Common Stock issued upon the conversion of the Series A Preferred Stock and (iii) the shares of Common Stock issuable upon the exercise of the Class A Warrants, Class C Warrants and Class D Warrants.

      In connection with the private placement, the Company entered into an agreement with David Blech, who on his own behalf, and on behalf of certain other entities, including Harbor Trust, any current or future affiliate of Mr. Blech, and any associate of Mr. Blech whose activities are directed by Mr. Blech (collectively, “Covered Persons”), agreed that neither he nor any Covered Person would, among other things (i) solicit any proxy or consent to vote the shares of capital stock of any stockholder of the Company, unless approved in advance by the Company’s Board of Directors, (ii) purchase any additional shares of the Company’s capital stock in the open market, in private transactions or otherwise, without the prior written consent of the Company’s Board of Directors, for so long as Mr. Blech and all Covered Persons, in the aggregate, beneficially own 5% or more of the Company’s capital stock, (iii) be entitled to participate in the affairs of the Company or be entitled to receive from the Company any information pertaining to the Company, other than to the extent such participation is afforded, or information is provided, to stockholders of the Company generally, (iv) engage in any transaction with the Company other than in the ordinary course of business and (v) trade in, or take any action to cause any other person or entity to trade in, the Company’s capital stock for so long as Mr. Blech and all Covered Persons, in the aggregate, beneficially own 5% or more of the Company’s capital stock. The Company believes that, as of April 23, 2001, Mr. Blech and all Covered Persons beneficially owned collectively approximately 17% of the outstanding Common Stock.

Irrevocable Proxy and Standstill Agreement

      On August 15, 2000, each of Mr. Blech, Harbor Trust, the Blech Family Trust, Chassman Graphics, Inc. and The Biotech Consulting Group, Inc. (collectively, “Covered Persons”) granted to V. M. Esposito, in his capacity as the Chairman and Chief Executive Officer of the Company (and to any successor to Dr. Esposito as the Chairman of the Company), an irrevocable proxy to vote, and to grant consents with respect to, all of the shares of capital stock at any time owned by such person or entity (collectively, the “Covered Shares”). Under the terms of the irrevocable proxy, Dr. Esposito is obligated to vote the Covered Shares on any matter submitted to the vote of the stockholders of the Company in the same proportion as the votes cast by all of the holders of shares (other than (i) the Covered Persons and (ii) the directors and officers of the Company and their affiliates) entitled to vote on the matter. This irrevocable proxy remains in effect for so long as the Company’s Common Stock is listed on the American Stock Exchange, any other national securities exchange, the Nasdaq National Market or the Nasdaq SmallCap Market.

      In addition, each of the Covered Person has agreed that for so long as the Company’s Common Stock is listed on the American Stock Exchange, any other national securities exchange, the Nasdaq National Market or the Nasdaq SmallCap Market, it will not directly or indirectly purchase or otherwise acquire, or cause or permit any family member or affiliate to acquire, any shares of the Company’s Common Stock, or any instrument convertible into, or exchangeable or exercisable for, any shares of the Company’s Common Stock.

ITEM 2.

RATIFICATION OF APPOINTMENT OF AUDITORS

      Effective July 11, 2000, the Board of Directors of the Company approved the engagement of Richard A. Eisner & Company, LLP as its independent auditors for the fiscal year ending December 31, 2000 to replace the firm of PricewaterhouseCoopers LLP, who resigned as the Company’s independent accountants on April 28, 2000. The Audit Committee of the Board of Directors approved the change in auditors.

      In its report letter dated February 26, 1999 on the Company’s calendar year 1998 financial statements, PricewaterhouseCoopers LLP expressed a qualification with respect to the Company’s ability to continue as a going concern. In its report letter dated March 30, 2000 on the Company’s calendar year 1999 financial statements, no such qualification was expressed by PricewaterhouseCoopers LLP.

      During those calendar years, and to the date of resignation, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure that, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to refer to the matter in its report.

      For fiscal year 2000, fees to Richard A. Eisner & Company, LLP were as follows:

Audit Fees (including the fees for the reviews of the Company’s financial statements included in the Forms 10-QSB): Estimated to be approximately $45,500, plus 75% of out-of-pocket expenses; and

All Other Fees: Totaled $2,800 for attendance at an Audit Committee Meeting and for matters related primarily to the Company’s Registration Statement on Form S-3.

      The Audit Committee and Board of Directors of the Company desire to continue the services of Richard A. Eisner & Company, LLP for the current fiscal year. Accordingly, the Board recommends that the stockholders vote “FOR” the ratification of the appointment by the Board of Directors of the firm of Richard A. Eisner & Company, LLP to audit the books and accounts of the Company for the current fiscal year.

STOCKHOLDER PROPOSALS

      In order to be considered for inclusion in the Company’s proxy statement and form of proxy for the 2002 Annual Meeting, stockholder proposals intended to be presented at the 2002 Annual Meeting must be received by the Secretary of the Company on or before December 26, 2001, and must also meet the other requirements set forth in the rules of the Securities and Exchange Commission relating to such stockholder proposals. If notice of a proposal to be introduced at the 2002 Annual Meeting is received by the Company less than 45 days prior to the anniversary of the mailing date of this proxy statement, the persons named as proxies in the Company’s proxy material for the 2002 Annual Meeting will have the discretionary authority to vote on the matter in accordance with their best judgment without disclosure in the proxy statement of such matter or of how the proxy holders intend to exercise their discretionary voting authority.

By Order of the Board of Directors

GREGORY C. ZAKARIAN
Secretary

April 30, 2001

Appendix I

Audit Committee Charter

of
ANTEX BIOLOGICS INC.

       The Audit Committee is appointed by the Company’s Board of Directors to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, and (3) the independence and performance of the Company’s auditors.

      The members of the Audit Committee shall meet the independence and experience requirements of The American Stock Exchange.

      The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

      The Audit Committee shall make regular reports to the Board.

      The Audit Committee shall:

1.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2.	Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company’s financial statements.

3.	Review an analysis prepared by management of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements.

4.	Review with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-QSB.

5.	Meet periodically with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

6.	Review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor or management.

7.	Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

8.	Approve the fees to be paid to the independent auditor.

9.	Receive periodic reports from the independent auditor regarding the auditor’s independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

10.	Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

11.	Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

12.	Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

13.	Obtain reports from management that the Company’s subsidiaries and/or affiliated entities are in conformity with applicable legal requirements.

14.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

15.	Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter. Such review should include:

(a)	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

(b)	Any changes required in the planned scope of the audit.

16.	Prepare the report, as appropriate, required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

17.	Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Employee Handbook and/or Code of Conduct.

18.	Review with the Company’s General Counsel legal matters, if any, that may have a material impact on the financial statements, the Company’s compliance policies, and any material reports or inquiries received from regulators or governmental agencies.

19.	Meet at least annually with the Chief Financial Officer and the independent auditor in separate executive sessions.

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company’s Employee Handbook and/or Code of Conduct.

ANTEX BIOLOGICS INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned, revoking all prior proxies, hereby appoints V. M. Esposito, Gregory C. Zakarian, or either of them, with full power of substitution, as proxies to represent and vote on my behalf at the Annual Meeting of Stockholders of Antex Biologics Inc. (the “Company”) to be held on June 20, 2001, and at any adjournment or adjournments thereof (the “Meeting”), all shares of Common Stock of the Company held or owned by the undersigned as directed on the reverse side upon those matters, and in their discretion, upon such other matters as may come before the Meeting.

      Attendance of the undersigned at the Meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Meeting.

(To be Signed on Reverse Side)

A    [X] Please mark your
              vote as in this
              example.

		FOR	WITHHELD					For	Against	Abstain
1.	Election of Directors	[ ]	[ ]	Nominees:	Charles J. Coulter V. M. Esposito	2.	Ratification of Richard A. Eisner & Company, LLP as Independent Auditors	[ ]	[ ]	[ ]

FOR, except vote withheld from the following nominee:

___________________________________________________

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, a signed proxy will be voted “FOR” proposals 1 and 2.

SIGNATURE(S)_______________________________________ ________________________________ DATE ______________, 2001
                                                                                                                    SIGNATURE IF HELD JOINTLY

Note:	Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.